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                                                                    EXHIBIT 99.1


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          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              QUALIX GROUP, INC.
                 (doing business as "FullTime Software, Inc.")

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                April 19, 1999

  The undersigned stockholder of Qualix Group, Inc. (doing business as "FullTime Software, Inc."), a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and proxy statement/prospectus for the Special Meeting of Stockholders of the Company to be held on April 19, 1999 at 10 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, and hereby revokes all previous proxies and appoints Richard G. Thau and Bruce C. Felt, or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at the Special Meeting of Stockholders, or any adjournment or postponement thereto, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

  TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE. THE FULLTIME BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.

                 (Continued and to be signed on reverse side)

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                                                   Please mark
                                                   your votes       [X]
                                                 as indicated in
                                                  this example


1. Proposal to: (a) approve and adopt the Agreement and Plan of Reorganization, dated as of October 25, 1998 (the "reorganization agreement"), among Legato Systems, Inc., a Delaware corporation ("Legato"), Hat Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Legato ("Merger Sub"), and the Company and (b) approve the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Legato (the "Merger"), pursuant to the reorganization agreement.


                    FOR      AGAINST       ABSTAIN
                    [_]        [_]           [_]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

Signature(s) ____________________________   Date _________________________,1999
(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

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